Exhibit 10.1

Amendment No. 1 to the Employment Agreement

           This Amendment No. 1 (the “Amendment”) to Employment Agreement is made as of this 20th day of April, 2012, by and between Biostar Pharmaceuticals, Inc., a Maryland corporation, with offices at No. 588 Shiji Xi Avenue, Xianyang, Shaanxi Province, PRC (the “Company”) and Zack Zibing Pan, the Company’s Chief Financial Officer residing in Oklahoma City, OK, USA (the “Executive”).

WITNESSETH:

           WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of April 7, 2011 (the “Employment Agreement”); and

           WHEREAS, the Executive continues to perform valuable services for the Company and the Company desires to assure itself of the continuing services of Executive; and

           WHEREAS, in consideration of the foregoing and in order to amend the terms of the Employment  Agreement in accordance with the present intent of the Company and the Executive.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, and in further consideration of the mutual covenants contained in the Employment Agreement, the parties do hereby agree that the Employment Agreement is hereby amended as follows:

1.         Paragraph 2. Term of the Employment Agrement is to be amended and restated to read in its entirety as follows:

           “2.           Term.  Subject to Section 8 and Section 9 below, the term of this Agreement shall be for a period of twenty four (24) months commencing on April 7th, 2012 (the “Term”). This Agreement shall terminate automatically at the end of the Term unless otherwise extended upon terms to be negotiated and mutually agreed to by both parties.  During the Term, Executive shall devote a majority of his business time and efforts to the Company and its subsidiaries and affiliates.”

2.         In all other respects, the provisions of the Employment Agreement as restated remain unchanged and in full force and effect.

3.         This Amendment shall be construed and interpreted in accordance with the internal laws of the State of Maryland without giving effect to the conflict of laws principles thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EXECUTIVE:

/s/ Zack Zibing Pan
Zack Zibing Pan

BIOSTAR PHARMACEUTICALS, INC.

/s/ Ronghua Wang
Ronghua Wang, Chief Executive Officer